UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 30, 2021

ARKO Corp.

(Exact Name of registrant as specified in its charter)

Delaware	001-39828	85-2784337
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8565 Magellan Parkway

Suite 400

Richmond, Virginia 23227-1150

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARKO	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Ares Credit Facility Amendment

On April 30, 2021, GPM Investments, LLC, a Delaware limited liability company (“GPM”), a subsidiary of ARKO Corp., a Delaware corporation (the “Company”), entered into a sixth amendment (the “Sixth Amendment”) to its credit agreement, dated February 28, 2020, by and among GPM, and certain of its subsidiaries as guarantors, the lenders from time-to-time party thereto and Ares Capital Corporation, as administrative agent (the “Ares Credit Agreement”).

The Sixth Amendment amended the Ares Credit Agreement as follows:

•

The definition of Consolidated EBITDA was amended to increase the amount of fees, expenses and other charges related to Permitted Acquisitions (as defined in the Ares Credit Agreement) that can be added back when calculating Consolidated EBITDA.

•	The definition of Consolidated Total Debt was amended to increase the amount of GPM’s cash and cash equivalents on hand deducted from GPM’s indebtedness when calculating Consolidated Total Debt.

•	Various changes were made to facilitate potential new equipment and real estate financings from M&T Bank.

•	Certain permitted debt baskets were increased to allow GPM to have more flexibility in its operations.

•	The financial statement and budget delivery requirements were updated primarily to reflect that GPM currently owns 99.71% of GPM Petroleum.

The Company did not incur additional debt or receive any proceeds in connection with the Sixth Amendment.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

PNC Credit Facility Amendment

On April 30, 2021, GPM entered into a fourth amendment (the “Fourth Amendment”) to its credit agreement, dated February 28, 2020, by and among GPM, and certain of its subsidiaries as borrowers and guarantors, the lenders from time to time party thereto and PNC Bank, National Association, as lender and as agent (the “PNC Credit Agreement”).

The Fourth Amendment amended the PNC Credit Agreement with substantially similar changes to those made by the Sixth Amendment to the Ares Credit Agreement described above.

The Company did not incur additional debt or receive any proceeds in connection with the Fourth Amendment.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Sixth Amendment to the Credit Agreement, dated February 28, 2020, by and among GPM Investments, LLC, and certain of its subsidiaries as guarantors, the lenders from time to time party thereto and Ares Capital Corporation, as administrative agent.

10.2	Fourth Amendment to Third Amended, Restated and Consolidated Revolving Credit and Security Agreement, dated October 6, 2020, by and among GPM Investments, LLC and certain of its subsidiaries as other borrowers and guarantors thereto, the lenders party thereto and PNC Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO CORP.
By:	/s/ Arie Kotler
Name:	Arie Kotler
Title:	President and Chief Executive Officer

Date: May 6, 2021